POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Eric N. Litzky, Rose Marie E. Glazer, Christopher
	B. Chorengel, Alanna L. Franco and Eric S. Lefkowitz, signing singly, the undersigned's true and lawful attorney-in-fact to:

	(1)	Execute for and on behalf of the undersigned, any Forms 3, 4,
	and 5 in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder that the undersigned may be required to file as a director of American International Group, Inc. (the "Company");

	(2)	Do and perform any and all acts for and on behalf of the
	undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	(3)	Take any other action of any type whatsoever in connection with
	the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the
	undersigned is no longer required to file Forms 3, 4 and 5 with respect
	to the undersigned's holdings of and transactions in securities of the
	Company, unless earlier revoked by the undersigned in a signed writing
	delivered to each attorney-in-fact; provided that in the event the
	attorney-in-fact ceases to be an employee of the Company or its affiliates,
	this Power of Attorney shall cease to have effect in relation to such
	attorney-in-fact but shall continue in full force and effect in relation
	to any remaining attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of May 2019.

Signature: /s/ Peter R. Porrino
Peter R. Porrino